Exhibit 99.1

TEVOGEN BIO INC

F-1

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors

Tevogen Bio Inc:

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Tevogen Bio Inc (the Company) as of December 31, 2023 and 2022, the related statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred losses and negative cash flows from operations since inception that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ KPMG LLP

We have served as the Company’s auditor since 2022.

Philadelphia, Pennsylvania

April 26, 2024

F-2

TEVOGEN BIO INC

BALANCE SHEETS

	December 31,
	2023	2022
Assets
Current assets:
Cash	$1,052,397	$5,484,265
Prepaid expenses and other assets	670,582	352,977
Total current assets	1,722,979	5,837,242

Property and equipment, net	458,651	621,951
Right-of-use assets - operating leases	469,862	684,919
Deferred transaction costs	2,582,870	—
Other assets	271,141	594,883
Total assets	$5,505,503	$7,738,995

Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable	$3,418,378	$865,910
Accrued expenses and other liabilities	1,096,450	816,369
Operating lease liabilities	252,714	278,207
Convertible promissory notes	80,712,000	-
Total current liabilities	85,479,542	1,960,486

Convertible promissory notes	14,220,000	39,297,000
Operating lease liabilities	234,858	432,726
Total liabilities	99,934,400	41,690,212

Commitments and Contingencies (Note 7)

Stockholders’ deficit
Common stock – voting, $0.0025 par value; 36,000,000 shares authorized; 23,800,000 shares issued and outstanding at December 31, 2023 and 2022	59,500	59,500
Common stock – non-voting, $0.0025 par value; 4,000,000 shares authorized; 952,000 shares issued and outstanding at December 31, 2023 and 2022	2,380	2,380
Additional paid-in capital	5,166,960	5,166,960
Accumulated deficit	(99,657,737)	(39,180,057)
Total stockholders’ deficit	(94,428,897)	(33,951,217)
Total liabilities and stockholders’ deficit	$5,505,503	$7,738,995

See accompanying notes to the financial statements.

F-3

TEVOGEN BIO INC

STATEMENTS OF OPERATIONS

	Year ended December 31,
	2023	2022
Operating expenses:
Research and development	$4,403,526	$5,774,298
General and administrative	4,439,499	7,949,766
Total operating expenses	8,843,025	13,724,064
Loss from operations	(8,843,025)	(13,724,064)
Interest expense, net	(1,206,352)	(932,419)
Change in fair value of convertible promissory notes	(50,428,303)	(7,384,918)
Net loss	$(60,477,680)	$(22,041,401)
Share information:
Net loss per share of common stock, basic and diluted	$(2.44)	$(0.87)
Weighted average shares outstanding, basic and diluted	24,752,000	25,253,320

See accompanying notes to the financial statements.

F-4

TEVOGEN BIO INC

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

	Common Stock – voting		Common Stock – non-voting		Additional paid-in	Accumulated
	Shares	Amount	Shares	Amount	capital	deficit	Total
Balance at January 1, 2022	24,600,000	$61,500	952,000	$2,380	$586,228	$(17,138,656)	$(16,488,548)
Forfeiture of restricted stock	(800,000)	(2,000)	—	—	2,000	—	—
Stock-based compensation	—	—	—	—	4,578,732	—	4,578,732
Net loss	—	—	—	—	—	(22,041,401)	(22,041,401)
Balance at December 31, 2022	23,800,000	59,500	952,000	2,380	5,166,960	(39,180,057)	(33,951,217)
Net loss	—	—	—	—	—	(60,477,680)	(60,477,680)
Balance at December 31, 2023	23,800,000	$59,500	952,000	$2,380	$5,166,960	$(99,657,737)	$(94,428,897)

See accompanying notes to the financial statements.

F-5

TEVOGEN BIO INC

STATEMENTS OF CASH FLOWS

	Year ended December 31,
	2023	2022
Cash flows from operating activities:
Net loss	$(60,477,680)	$(22,041,401)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	163,300	90,441
Stock-based compensation expense	—	4,578,732
Non-cash interest expense	1,206,697	933,082
Change in fair value of convertible promissory notes	50,428,303	7,384,918
Amortization of right-of-use asset	215,057	140,382
Change in operating assets and liabilities:
Prepaid expenses and other assets	(317,605)	(299,014)
Other assets	323,742	(252,235)
Accounts payable	1,114,261	354,913
Accrued expenses and other liabilities	(603,832)	568,695
Operating lease liabilities	(223,361)	(114,368)
Net cash used in operating activities	(8,171,118)	(8,655,855)
Cash flows from investing activities:
Purchases of property and equipment	(133,000)	(479,042)
Net cash used in investing activities	(133,000)	(479,042)
Cash flows from financing activities:
Proceeds from issuance of convertible promissory notes	4,000,000	7,500,000
Payments of deferred transaction costs	(127,750)	—
Net cash provided by financing activities	3,872,250	7,500,000
Net decrease in cash	(4,431,868)	(1,634,897)
Cash – beginning of year	5,484,265	7,119,162
Cash – end of year	$1,052,397	$5,484,265
Supplementary disclosure of noncash investing and financing activities:
Property and equipment in accounts payable	$-	$133,000
de-SPAC transaction fees included in accounts payable, accrued expenses, and other liabilities	2,455,120	-

See accompanying notes to the financial statements.

F-6

TEVOGEN BIO INC

NOTES TO THE FINANCIAL STATEMENTS

NOTE 1. BACKGROUND

Tevogen Bio Inc, a Delaware corporation (the “Company”), is a clinical-stage specialty immunotherapy company harnessing the power of CD8+ cytotoxic T lymphocytes (“CD8+ CTLs”) to develop off-the-shelf, precision T cell therapies for the treatment of infectious diseases, cancers, and neurological disorders. The Company’s precision T cell technology platform, ExacTcell, is a set of processes and methodologies to develop, enrich, and expand single human leukocyte antigen-restricted CTL therapies with proactively selected, precisely defined targets. The Company has completed a Phase 1 proof-of-concept trial for the first clinical product of ExacTcell, TVGN 489, for the treatment of ambulatory, high-risk adult COVID-19 patients, and has other product candidates in its pipeline.

On February 14, 2024, pursuant to the Agreement and Plan of Merger dated June 28, 2023 (the “Merger Agreement”) by and among Semper Paratus Acquisition Corporation (“Semper Paratus”), Semper Merger Sub, Inc., a wholly owned subsidiary of Semper Paratus (“Merger Sub”), SSVK Associates, LLC (“SSVK”), the Company, and Dr. Ryan Saadi, in his capacity as seller representative, Merger Sub merged with and into the Company, with the Company being the surviving entity and a wholly owned subsidiary of Semper Paratus (together with the other transactions contemplated by the Merger Agreement, the “Business Combination”) and Semper Paratus was renamed Tevogen Bio Holdings Inc. (“Tevogen Holdings”).

NOTE 2. DEVELOPMENT-STAGE RISKS AND LIQUIDITY

The Company has incurred losses and negative cash flows from operations since inception, including an accumulated deficit of $99,657,737 as of December 31, 2023. The Company anticipates incurring additional losses until such time, if ever, that it can generate significant sales from its product candidates currently in development. Management believes that cash of $1,052,397 as of December 31, 2023 as well as $2,000,000 to Tevogen Holdings from a Series A Preferred Stock financing in February 2024 and $1,200,000 in connection with the Series A-1 Preferred Stock financing thereafter (see Note 12) is not sufficient to sustain planned operations for 12 months from the issuance date of these financial statements. As a result, the Company has concluded that substantial doubt exists about its ability to continue as a going concern for one year from the date that the financial statements are issued. The accompanying financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. The financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

Management is currently evaluating different strategies to obtain the additional funding for future operations for subsequent years. These strategies may include but are not limited to private placements of equity and/or debt, licensing and/or marketing arrangements, and public offerings of equity and/or debt securities. The Company may not be able to obtain financing on acceptable terms, or at all, and the Company may not be able to enter into strategic alliances or other arrangements on favorable terms, or at all. The terms of any financing may adversely affect the holdings or the rights of the Company’s stockholders. If the Company is unable to obtain funding, the Company could be required to delay, reduce or eliminate research and development programs, product portfolio expansion, or future commercialization efforts, which could adversely affect its business prospects.

Operations since inception have consisted primarily of organizing the Company, securing financing, developing licensed technologies, performing research, conducting pre-clinical studies and clinical trials, and pursuing the Business Combination. The Company is subject to those risks associated with any specialty biotechnology company that has substantial expenditures for research and development. There can be no assurance that the Company’s research and development projects will be successful, that products developed will obtain necessary regulatory approval, or that any approved product will be commercially viable. In addition, the Company operates in an environment of rapid technological change and is largely dependent on the services of its employees and consultants.

F-7

TEVOGEN BIO INC

NOTES TO THE FINANCIAL STATEMENTS

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These financial statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles (GAAP). Any reference in these notes to applicable guidance is meant to refer to GAAP as found in the Accounting Standards Codification (ASC) and Accounting Standards Updates (ASU) of the Financial Accounting Standards Board (FASB).

Use of Estimates

In preparing financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of expenses. Actual results could differ from those estimates. Estimates and assumptions are periodically reviewed, and the effects of revisions are reflected in the financial statements in the period they are determined to be necessary.

Significant areas that require management’s estimates include the fair value of the common stock, the fair value of the convertible promissory notes, the estimated useful lives of property and equipment and accrued research and development expenses.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash. The Company maintains deposits in federally insured financial institutions in excess of federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to significant risk on its cash.

Segment Reporting

Operating segments are defined as components of an entity for which discrete financial information is both available and regularly reviewed by its chief operating decision maker or decision-making group. The Company views its operations and manages its business in one segment.

Fair Value Measurements

Certain assets and liabilities are carried at fair value under GAAP. Fair value is defined as the price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

Level 1	Unadjusted quoted prices in active markets for identical assets or liabilities;

Level 2	Observable inputs other than Level 1 prices, such as quoted prices for similar, but not identical, assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data;

Level 3	Unobservable inputs in which there is little or no market data available and which require the Company to develop its own assumptions that market participants would use in pricing an asset or liability.

Financial instruments recognized at historical amounts in the balance sheets consist of accounts payable. The Company believes that the carrying value of accounts payable approximates their fair values due to the short-term nature of these instruments.

F-8

TEVOGEN BIO INC

NOTES TO THE FINANCIAL STATEMENTS

The Company’s recurring fair value measurements primarily consist of the convertible promissory notes, for which the Company has elected the fair value option to reduce accounting complexity. Such fair value measurements are Level 3 inputs. The following table provides a roll-forward of the aggregate fair values of the Company’s convertible promissory notes, which are described in more detail in Note 8:

Balance at January 1, 2022	$23,479,000
Initial fair value at issuance	7,500,000
Accrued interest expense	933,082
Change in fair value	7,384,918
Balance at December 31, 2022	39,297,000
Initial fair value at issuance	4,000,000
Accrued interest expense	1,206,697
Change in fair value	50,428,303
Balance at December 31, 2023	$94,932,000

There were no transfers between levels during the years ended December 31, 2023 and 2022.

The Company used the probability weighted expected return method valuation methodology to determine the fair value of the convertible promissory notes. Significant assumptions and ranges used in determining the fair value of convertible promissory notes include volatility (80%), discount rate (35% - 36%), and probability of a future liquidity event (85% - 95%).

Cash

The Company considers all highly liquid financial instruments with a maturity date of 90 days or less when purchased to be cash equivalents. There were no cash equivalents as of December 31, 2023 and 2022 as all amounts consisted of bank deposits.

Property and Equipment, net

Property and equipment is recorded at cost. Depreciation and amortization is provided using straight-line methods over their respective estimated useful lives. Repairs and maintenance, which do not extend the useful lives of the related assets, are expensed as incurred.

Estimated Useful Lives	Years
Computer software	5
Leasehold improvements	3-4
Office equipment	5
Furniture and fixtures	7

The Company reviews the carrying value of property and equipment whenever events and circumstances indicate that the carrying value of an asset may not be recoverable from the estimated future cash flows expected to result from its eventual use and disposition. Based on this assessment, management has determined that there was no impairment during the years ended December 31, 2023 and 2022.

Leases

The Company determines whether an arrangement is or contains a lease, its classification, and its term at the lease commencement date. Leases with a term greater than one year will be recognized on the balance sheet as right-of-use (“ROU”) assets, current lease liabilities, and if applicable, long-term lease liabilities. The Company includes renewal options to extend the lease term where it is reasonably certain that it will exercise these options. Lease liabilities and the corresponding ROU assets are recorded based on the present values of lease payments over the lease term. The interest rate implicit in lease contracts is typically not readily determinable. As such, the Company utilizes the appropriate incremental borrowing rates, which are the rates that would be incurred to borrow on a collateralized basis, over similar terms, amounts equal to the lease payments in a similar economic environment. If significant events, changes in circumstances, or other events indicate that the lease term or other inputs have changed, the Company would reassess lease classification, remeasure the lease liability using revised inputs as of the reassessment date, and adjust the ROU assets. Lease expense is recognized on a straight-line basis over the expected lease term for operating classified leases.

The Company adopted an accounting policy which provides that leases with an initial term of 12 months or less and without a purchase option that the Company is reasonably certain of exercising will not be included within the lease ROU assets and lease liabilities on its balance sheet.

F-9

TEVOGEN BIO INC

NOTES TO THE FINANCIAL STATEMENTS

Research and Development Expenses

Research and development activities are expensed as incurred. Costs for clinical trials and manufacturing activities are recognized based on an evaluation of our vendors’ progress towards completion of specific tasks, using data such as participant enrollment, clinical site activations, or information provided to us by vendors regarding their actual costs incurred. Payments for these activities are based on the terms of individual contracts and payment timing may differ significantly from the period in which the services were performed. The Company determines accrual estimates through reports from and discussions with applicable personnel and outside service providers as to the progress or state of completion of studies, or the services completed. The Company estimates accrued expenses as of each balance sheet date based on the facts and circumstances known at the time. Costs that are paid in advance of performance are deferred as a prepaid expense and amortized over the service period as the services are provided.

Stock-Based Compensation

Compensation cost is measured at the grant date fair value of the award and is recognized over the vesting period of the award. The Company uses the straight-line method to record compensation expense of awards with service-based vesting conditions. The Company accounts for forfeitures of awards as they occur rather than applying an estimated forfeiture rate to stock-based compensation expense. The Company recognizes compensation expense for awards with performance conditions when it is probable that the condition will be met, and the award will vest. The Company estimates the fair value of the Company’s common stock on the date of grant in accordance with the guidance outlined in the American Institute of Certified Public Accountants’ Accounting and Valuation Guide, Valuation of Privately-Held-Company Equity Securities Issued as Compensation.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC Topic 740, Income Taxes (ASC 740) which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the financial statements or in the Company’s tax returns. Deferred tax assets and liabilities are determined on the basis of the differences between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Changes in deferred tax assets and liabilities are recorded in the provision for income taxes. The Company assesses the likelihood that its deferred tax assets will be recovered from future taxable income and, to the extent it believes, based upon the weight of available evidence, that it is more likely than not that all or a portion of the deferred tax assets will not be realized, a valuation allowance is established through a charge to income tax expense. Potential for recovery of deferred tax assets is evaluated by estimating the future taxable profits expected and considering prudent and feasible tax planning strategies. At December 31, 2023 and 2022, the Company has concluded that a full valuation allowance is necessary for its net deferred tax assets.

Net Loss Per Share

The Company computes basic net loss per share by dividing net loss by the weighted-average common stock outstanding during the period. The Company computes diluted net loss per share by dividing the net loss by the sum of the weighted-average number of common stock outstanding during the period, plus the potential dilutive effects, if any, of unvested shares of common stock and the convertible promissory notes on an as-converted basis. Given the Company’s net loss, the impact of the unvested shares of common stock and the convertible promissory notes are anti-dilutive, and basic and diluted net loss per share for the years ended December 31, 2023 and 2022 are the same.

As of December 31, 2023 and 2022, the Company’s potentially dilutive securities were outstanding restricted stock units and the convertible promissory notes on an as-converted basis. The Company excluded the following potential shares from the computation of diluted net loss per share because including them would have had an anti-dilutive effect:

	December 31,
	2023	2022
Outstanding restricted stock units	2,248,333	2,041,000
Convertible promissory notes (a)	183,845	538,037
Total	2,432,178	2,579,037

(a)	The number of shares was determined based on the conversion upon maturity provisions in the convertible promissory note agreements, dividing the conversion amount (principal plus accrued interest) by three times the estimated fair value of the Company’s common stock derived from the Company’s most recently completed convertible promissory notes valuation as of the balance sheet date.

F-10

TEVOGEN BIO INC

NOTES TO THE FINANCIAL STATEMENTS

Recently Issued Accounting Standards

In August 2020, the FASB issued ASU No. 2020-06, Debt - Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815 -40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (“ASU 2020-06”), which simplifies the accounting for convertible instruments by reducing the number of accounting models available for convertible debt instruments. ASU 2020-06 also eliminates the treasury stock method to calculate diluted earnings per share for convertible instruments and requires the use of the if-converted method. This amended guidance is effective for the Company for annual and interim periods beginning after December 15, 2023. Early adoption is permitted. The Company is currently evaluating the potential impact of the standard on its financial statements.

NOTE 4. PROPERTY AND EQUIPMENT, NET

Property and equipment consists of the following:

	December 31,
	2023	2022
Computer software	$292,341	$292,341
Leasehold improvements	263,217	263,217
Office equipment	132,468	132,468
Furniture and fixtures	33,743	33,743
	721,769	721,769
Less: accumulated depreciation	(263,118)	(99,818)
	$458,651	$621,951

Depreciation expense for the years ended December 31, 2023 and 2022 was $163,300 and $90,441, respectively.

NOTE 5. ACCRUED EXPENSES AND OTHER LIABILITIES

Accrued expenses and other liabilities consisted of the following:

	December 31,
	2023	2022
Research and development	$—	$445,288
Legal fees	92,389	133,481
Deferred transaction costs	883,912	—
Other	120,149	237,600
	$1,096,450	$816,369

NOTE 6. LEASES

During 2022, the Company entered into leases for office and laboratory space in Warren Township, New Jersey and Philadelphia, Pennsylvania under operating leases expiring in February 2026 and July 2025, respectively. The leases require fixed monthly payments of rent, as well as a share of operating costs. The leases are classified as operating leases and the lease liabilities were calculated using an incremental borrowing rate of 11.1%, which was determined using a synthetic credit rating model. Lease expense for the year ended December 31, 2023 was $1,050,452, which consisted of $882,626 and $167,826 recognized as a component of research and development expense and general and administrative expense, respectively. This amount included $770,092 of expense under short-term leases. Lease expense for the year ended December 31, 2022 was $629,208, which consisted of $481,971 and $147,237 recognized as a component of research and development expense and general and administrative expense, respectively. This amount included $423,264 of expense under short-term leases.

The weighted average remaining lease term for the Company’s operating leases as of December 31, 2023 was 1.88 years. The weighted average discount rate for the Company’s operating leases for the year ended December 31, 2023 was 11.1%.

Future aggregate minimum rental payments under the operating leases as of December 31, 2023 were as follows:

Years Ending December 31,
2024	$291,703
2025	230,471
2026	13,975
Total	536,149
Less: imputed interest	(48,577)
Operating lease liability	$487,572

Total cash payments related to leases for the years ended December 31, 2023 and 2022 were $1,058,754 and $600,366, respectively.

F-11

TEVOGEN BIO INC

NOTES TO THE FINANCIAL STATEMENTS

NOTE 7. COMMITMENTS AND CONTINGENCIES

Employment contracts

The Company has entered into employment contracts with its officers and certain employees that provide for severance and continuation of benefits in the event of termination of employment either by the Company without cause or by the employee for good reason, both as defined in the agreement.

Contingencies

Liabilities for loss contingencies, arising from claims, assessments, litigation, fines, penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated.

NOTE 8. CONVERTIBLE PROMISSORY NOTES

The Company entered into the following convertible promissory notes at December 31, 2023:

	Issuance Date	Original Issuance Amount	Maturity Date	Interest Rate	Accrued Interest as of December 31, 2023	Fair Value as of December 31, 2023	Fair Value as of December 31, 2022
Note 1	1/22/2021	$10,000,000	7/22/2024	6.00%	$1,768,333	$65,063,000	$25,140,000
Note 2	10/18/2021	2,500,000	10/18/2024	6.00%	330,833	15,649,000	6,023,000
Note 3	3/14/2022	5,000,000	3/14/2025	4.50%	405,616	6,358,000	5,510,000
Note 4	12/23/2022	2,500,000	12/23/2025	4.50%	114,966	3,057,000	2,624,000
Note 5	2/3/2023	2,500,000	2/3/2026	4.50%	101,635	3,040,000	N/A
Note 6	9/25/2023	1,150,000	9/25/2026	4.50%	13,895	1,354,000	N/A
Note 7	10/8/2023	350,000	10/8/2026	4.50%	3,668	411,000	N/A
		$24,000,000			$2,738,945	$94,932,000	$39,297,000

Total interest expense incurred on the convertible promissory notes (collectively referred to as the “Notes”) during the years ended December 31, 2023 and 2022 totaled $1,206,697 and $933,082, respectively.

The Company elected the fair value measurement option to account for the Notes. Under this method, changes in fair value are reported in the statements of operations. There were no changes in instrument-specific credit risk for the Notes.

On February 14, 2024, in connection with the consummation of the Business Combination, the Notes and accrued interest were automatically converted into an aggregate of 10,337,419 shares of common stock of Tevogen Holdings.

NOTE 9. STOCK-BASED COMPENSATION

In 2020, the Company adopted the 2020 Equity Incentive Plan (“Incentive Plan”), under which the Company is authorized to grant awards up to an aggregate 4,000,000 shares of non-voting common stock. The Incentive Plan provides for the grant of options, stock appreciation rights, restricted stock, restricted stock units, and other equity-based awards. As of December 31, 2023, awards for 959,667 shares remained available to be granted under the Incentive Plan.

The Company has issued restricted stock awards (“RSAs”) and restricted stock units (“RSUs”) that are subject to either service-based vesting conditions or service-based and performance-based vesting conditions. Compensation expense for service-based RSAs and RSUs are recognized on a straight-line basis over the vesting period of the award. Compensation expense for service-based and performance-based RSAs and RSUs (referred to as “Performance-Based” RSAs and RSUs) are recognized when the performance condition, which is based on a liquidity event condition being satisfied, is deemed probable of achievement. All awards issued for periods presented were non-voting common stock. Performance-Based RSAs forfeited during the year ended December 31, 2022 were voting common stock.

F-12

TEVOGEN BIO INC

NOTES TO THE FINANCIAL STATEMENTS

RSU activity was as follows:

	Performance-Based RSUs
	Shares	Weighted average grant-date fair value
Nonvested as of January 1, 2022	—	$—
Granted	2,041,000	13.80
Vested	—	—
Forfeited	—	—
Nonvested as of December 31, 2022	2,041,000	13.80
Granted	212,000	20.19
Vested	—	—
Forfeited	(4,667)	21.29
Nonvested as of December 31, 2023	2,248,333	$14.38

RSA activity was as follows:

	Service-Based RSAs		Performance-Based RSAs
	Shares	Weighted average grant-date fair value	Shares	Weighted average grant-date fair value
Nonvested as of January 1, 2022	463,334	$9.63	800,000	$0.01
Granted	—	—	—	—
Vested	(463,334)	9.63	—	—
Forfeited	—	—	(800,000)	0.01
Nonvested as of December 31, 2022	—	—	—	—

As of December 31, 2023, the performance condition was not probable of achievement and therefore no compensation cost has been recognized. There was $32,338,156 of unrecognized compensation cost related to Performance-Based RSUs as of December 31, 2023 which was subsequently recognized as stock-based compensation expense in the Company’s Statement of Operations in February 2024 upon the consummation of the Business Combination.

All $4,578,732 of the stock-based compensation expense in 2022 was categorized to general and administrative expense in the accompanying statements of operations. No stock-based compensation expense was recognized in 2023.

NOTE 10. INCOME TAXES

Due to the Company’s net losses for 2023 and 2022, as well as the full valuation allowance on its net deferred tax assets as discussed below, the Company did not record any income tax expense or benefit for the years ended December 31, 2023 and 2022.

A reconciliation of income tax benefit at the federal statutory income tax rate to the income tax expense at the Company’s effective income tax rate is as follows:

	Year Ended December 31,
	2023	2022
Federal benefit at statutory rate	21.0%	21.0%
Convertible note interest	(0.4)	(0.9)
Permanent differences	(17.4)	(9.1)
State taxes, net of federal benefit	2.2	—
Change in valuation allowance	(5.4)	(11.5)
Tax credits	0.1	0.5
	—%	—%

F-13

TEVOGEN BIO INC

NOTES TO THE FINANCIAL STATEMENTS

Net deferred tax assets as of December 31, 2023 and 2022 consist of the following:

	December 31,
	2023	2022
Deferred tax assets
Net operating loss	$3,755,008	$1,828,333
Accrued expenses and other	42,330	141,958
Lease liability	127,427	149,296
Stock-based compensation	718,425	577,269
Capitalized research and development expenditures	2,589,105	1,430,195
Research and development credits	317,455	192,023
Total deferred tax assets	7,549,750	4,319,074
Valuation allowance	(7,426,952)	(4,175,241)
Deferred tax assets	122,798	143,833
Deferred tax liabilities:
Right of use asset	(122,798)	(143,833)
Total deferred tax liabilities	(122,798)	(143,833)
Net deferred tax assets	$—	$—

As of December 31, 2023, the Company has federal net operating loss (NOL) carryforwards of $13,882,569 that can be carried forward indefinitely. Additionally, the Company has state NOL carryforwards of $16,351,869 which begin to expire in 2040.

As of December 31, 2023, the Company has federal and state tax credit carryforwards of $145,515 and $217,646, respectively, which begin to expire in 2040 and 2028, respectively.

The Tax Cuts and Jobs Act resulted in significant changes to the treatment of research and developmental (“R&D”) expenditures under Section 174. For tax years beginning after December 31, 2021, taxpayers are required to capitalize and amortize all R&D expenditures that are paid or incurred in connection with their trade or business. Specifically, costs for U.S. based R&D activities must be amortized over five years and costs for foreign R&D activities must be amortized over 15 years—both using a midyear convention. During the years ended December 31, 2023 and 2022, the Company capitalized $5,104,720 and $7,567,169, respectively, of R&D expenses.

Management has evaluated the positive and negative evidence bearing upon the realizability of the Company’s deferred tax assets. Given the Company’s history of net losses since inception, management has determined that it is more likely than not that the Company will not realize the benefits of its deferred tax assets. As a result, a full valuation allowance has been established at December 31, 2023 and 2022.

Section 382 of the Internal Revenue Code of 1986, as amended, contains rules that limit the ability of a company that undergoes an ownership change to utilize its NOLs and tax credits existing as of the date of such ownership change. Under the rules, such an ownership change is generally any change in ownership of more than 50% of a company’s stock within a rolling three-year period.

A summary of changes in the valuation allowance for net deferred tax assets during the year ended December 31, 2023 and 2022 were as follows:

	Year Ended December 31,
	2023	2022
Valuation allowance	$4,175,241	$1,618,774
Increases recorded to income tax provision	3,251,711	2,556,467
Valuation allowance	$7,426,952	$4,175,241

The Company applies the authoritative guidance on accounting for and disclosure of uncertainty in tax positions, which requires the Company to determine whether a tax position of the Company is more likely than not to be sustained upon examination, including resolution of any related appeals of litigation processes, based on the technical merits of the position. For tax positions meeting the more likely than not threshold, the tax amount recognized in the financial statements is reduced by the largest benefit that has a greater than 50% likelihood of being realized upon the ultimate settlement with the relevant taxing authority. There were no material uncertain tax positions as of December 31, 2023.

F-14

TEVOGEN BIO INC

NOTES TO THE FINANCIAL STATEMENTS

The Company recognizes interest and penalties related to uncertain tax positions in income tax expense when in a taxable income position. As of December 31, 2023, the Company had no accrued interest or penalties related to uncertain tax positions and no amounts have been recognized in the Company’s statements of operations and comprehensive loss.

The Company files income tax returns in the United States and various state and local jurisdictions. The federal and state tax returns are generally subject to examination for the years ended December 31, 2020 through December 31, 2023. There are currently no pending tax examinations. To the extent the Company has tax attribute carryforwards, the tax year in which the attribute was generated may still be adjusted upon examination.

NOTE 11. RELATED PARTY TRANSACTIONS

In January 2023, the Company issued 40,000 Performance-Based RSUs to the wife of the Company’s chairman and chief executive officer for advisory services provided to the Company, and 20,000 Performance-Based RSUs to Mehtaphoric Consulting Inc., a company controlled by the daughter of the Company’s chief financial officer, for information technology services provided to the Company. As of December 31, 2023, the performance condition was not probable of achievement and therefore no compensation cost has been recognized. There was $533,600 and $266,800, respectively, of unrecognized compensation cost related to these Performance-Based RSUs.

NOTE 12. SUBSEQUENT EVENTS

The Company has evaluated subsequent events and transactions for potential recognition or disclosure from the balance sheet date through April 26, 2024, the issuance date of these the financial statements, and has not identified any requiring disclosure except as described in Note 1 and Note 8 and as noted below.

In February 2024, Tevogen Holdings sold $2,000,000 of shares of Series A Preferred Stock. In March 2024, Tevogen Holdings entered into an agreement to sell $6,000,000 of Series A-1 Preferred Stock, for which proceeds of $1,200,000 have been received. The shares of Series A Preferred Stock are convertible into a total of 500,000 shares of Tevogen Holdings common stock and the shares of Series A-1 Preferred Stock will be convertible into a total of 600,000 shares of Tevogen Holdings common stock, in each case at the election of the holder. Each of the Series A Preferred Stock and the Series A-1 Preferred Stock is subject to a call right providing Tevogen Holdings the right to call the stock if the volume weighted average price of the common stock for the 20 days prior to delivery of the call notice is greater than $5.00 per share and there is an effective resale registration statement on file covering the underlying common stock. Each of the Series A Preferred Stock and the Series A-1 Preferred Stock is non-voting, has no mandatory redemption, and carries an annual 5% cumulative dividend, increasing by 2% each year.

In February 2024, in connection with the consummation of the Business Combination, the obligation to pay $1,700,000 of transaction costs included in accounts payable and accrued expenses and other liabilities as of December 31, 2023 was assumed by a third party in consideration for the issuance of Series B Preferred Stock of Tevogen Holdings. The Series B Preferred Stock is non-voting, non-convertible, callable by Tevogen Holdings at any time, and pays a 3.25% quarterly dividend beginning 35 days after issuance. The dividend rate will increase by 0.25% each month that the Series B Preferred Stock remains outstanding after the first 30 days after its issuance, but in no event will increase to more than 7.5% per quarter.

F-15